SLM Student Loan Trust 2002-1 Quarterly Servicing Report

Collection Period 07/01/2005 — 09/30/2005 Distribution Date 10/25/2005

Indenture Trustee: Deutsche Bank

I.  Deal Parameters

A	Student Loan Portfolio Characteristics		03/05/2002	06/30/2005	09/30/2005
	Principal Balance		$1,479,708,751.99	$502,422,680.93	$421,725,664.06
	Interest to be Capitalized Balance		22,213,297.89	5,912,661.27	5,469,719.31

	Pool Balance		$1,501,922,049.88	$508,335,342.20	$427,195,383.37

	Specified Reserve Account Balance		3,754,806.00	-N/A-	-N/A-

	Adjusted Pool(1)		$1,505,676,855.88	$508,335,342.20	$427,195,383.37
	Weighted Average Coupon (WAC)		5.93%	3.42%	5.34%
	Weighted Average Remaining Term		124.04	103.69	102.65
	Number of Loans		373,323	163,925	142,610
	Number of Borrowers		223,666	102,939	89,859

	Since Issued CPR			22.00%	23.72%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/lsin	07/25/2005		10/25/2005
	A1	78442GDG8	$—		$—
	A2	78442GDH6	$462,264,342.20		$381,124,383.37
	B	78442GDJ2	$46,071,000.00		$46,071,000.00

C	Account Balances		07/25/2005		10/25/2005
	Reserve Account Balance		$1,501,922.00		$1,501,922.00

D	Asset / Liability		07/25/2005		10/25/2005
	Adjusted Pool Balance		$508,335,342.20		$427,195,383.37
	Total Notes		$508,335,342.20		$427,195,383.37
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 07/01/2005 through 09/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	9,066,471.63
	Guarantor Principal	6,203,986.68
	Consolidation Activity Principal	67,647,833.64
	Seller Principal Reimbursement	2,332.81
	Servicer Principal Reimbursement	609.97
	Rejected Claim Repurchased Principal	18,428.08
	Other Principal Deposits	5,565.59

	Total Principal Receipts	$82,945,228.40

B	Student Loan Interest Receipts
	Borrower Interest	2,187,887.41
	Guarantor Interest	159,322.05
	Consolidation Activity Interest	933,895.73
	Special Allowance Payments	2,195,363.20
	Interest Subsidy Payments	547,426.98
	Seller Interest Reimbursement	9.31
	Servicer Interest Reimbursement	14,065.05
	Rejected Claim Repurchased Interest	916.19
	Other Interest Deposits	245,259.26

	Total Interest Receipts	$6,284,145.18

C	Investment Income	$632,630.94

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$22,880.42

I	Less: Funds Previously Remitted:
	Servicing Fees	$(718,941.61)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(718,941.61)

J	AVAILABLE FUNDS	$89,165,943.33

K	Non-Cash Principal Activity During Collection Period	$(2,248,211.53)

L	Non-Reimbursable Losses During Collection Period	$(0.22)

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$24,110.90

N	Aggregate Loan Substitutions	$—

Trust 2002-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

III. 2002-1 Portfolio Characteristics

		09/30/2005				06/30/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	8,640	$24,545,871.40	5.820%	2.77%	10,785	$31,365,399.78	6.243%

	GRACE	4.70%	5,208	$15,538,296.41	3.684%	2.77%	5,550	$16,622,338.85	3.308%

	DEFERMENT	4.77%	22,686	$65,031,657.44	15.420%	2.85%	25,803	$77,665,437.98	15.458%

REPAYMENT:	CURRENT	5.63%	60,750	$171,604,161.57	40.691%	3.69%	75,573	$225,398,968.99	44.862%

	31-60 DAYS DELINQUENT	5.55%	6,216	$19,629,316.39	4.655%	3.59%	6,586	$21,056,002.52	4.191%

	61-90 DAYS DELINQUENT	5.50%	3,810	$12,057,204.90	2.859%	3.56%	4,206	$12,727,926.01	2.533%

	91-120 DAYS DELINQUENT	5.48%	2,551	$8,128,022.01	1.927%	3.56%	3,150	$9,800,244.79	1.951%

	> 120 DAYS DELINQUENT	5.45%	8,646	$25,953,839.54	6.154%	3.51%	9,734	$29,551,036.13	5.882%

	FORBEARANCE	5.44%	22,895	$75,778,667.28	17.969%	3.52%	21,173	$74,335,409.25	14.795%

	CLAIMS IN PROCESS	5.44%	1,203	$3,449,373.06	0.818%	3.47%	1,351	$3,869,959.22	0.770%

	AGED CLAIMS REJECTED	5.30%	5	$9,254.06	0.002%	3.37%	14	$29,957.41	0.006%

TOTAL			142,610	$421,725,664.06	100.00%		163,925	$502,422,680.93	100.00%

*	Percentages may not total 100% due to rounding

Trust 2002-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

IV. 2002-1 Portfolio Characteristics (cont’d)

	09/30/2005	06/30/2005
Pool Balance	$427,195,383.37	$508,335,342.20
Total # Loans	142,610	163,925
Total # Borrowers	89,859	102,939
Weighted Average Coupon	5.34%	3.42%
Weighted Average Remaining Term	102.65	103.69
Non-Reimbursable Losses	$(0.22)	$530.58
Cumulative Non-Reimbursable Losses	$945,092.12	$945,092.34
Since Issued CPR	23.72%	22.00%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$19,344.27	$4,607.11
Cumulative Rejected Claim Repurchases	$193,200.82	$173,856.55
Cumulative Claims Filed	$83,373,015.07	$76,164,900.42
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$5,293,751.75	$4,023,784.45
Interest Subsidy Payments Accrued	$741,264.47	$537,397.51
Special Allowance Payments Accrued	$648,026.27	$2,189,175.83

Trust 2002-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

V. 2002-1 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	%*

	- GSL - Subsidized	5.10%	72,091	$176,951,021.58	41.959%
	- GSL - Unsubsidized	5.10%	48,150	141,823,431.75	33.629%
	- PLUS Loans	6.10%	22,369	102,951,210.73	24.412%
	- SLS Loans	0.00%	0	0.00	0.000%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.34%	142,610	$421,725,664.06	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	%*

	- Four Year	5.34%	101,502	$328,950,360.99	78.001%
	- Two Year	5.31%	29,426	64,185,200.10	15.220%
	- Technical	5.46%	11,682	28,590,102.97	6.779%
	- Other	0.00%	0	0.00	0.000%

	Total	5.34%	142,610	$421,725,664.06	100.000%

*Percentages may not total 100% due to rounding.

Trust 2002-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VI. 2002-1 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$89,165,943.33
A	Primary Servicing Fee	$328,341.90	$88,837,601.43
B	Administration Fee	$20,000.00	$88,817,601.43
C	Class A Noteholders' Interest Distribution Amount	$4,441,846.70	$84,375,754.73
D	Class B Noteholders' Interest Distribution Amount	$485,076.44	$83,890,678.29
E	Class A Noteholders' Principal Distribution Amount	$81,139,958.83	$2,750,719.46
F	Class B Noteholders' Principal Distribution Amount	$—	$2,750,719.46
G	Reserve Account Reinstatement	$—	$2,750,719.46
H	Carryover Servicing Fee	$—	$2,750,719.46
I	Excess Distribution	$2,750,719.46	$—

Trust 2002-1 Quarterly Servcing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VII. 2002-1 Distributions

Distribution Amounts	A2	B

Cusip/Isin	78442GDH6	78442GDJ2
Beginning Balance	$462,264,342.20	$46,071,000.00
Index	LIBOR	LIBOR
Spread/Fixed Rate	0.11%	0.47%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	07/25/2005	07/25/2005
Accrual Period End	10/25/2005	10/25/2005
Daycount Fraction	0.25555556	0.25555556
Interest Rate	3.76000%	4.12000%
Accrued Interest Factor	0.009608889	0.010528889
Current Interest Due	$4,441,846.70	$485,076.44
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
Total Interest Due	$4,441,846.70	$485,076.44
Interest Paid	$4,441,846.70	$485,076.44
Interest Shortfall	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
Current Interest Carryover Due	$—	$—
Interest Carryover Paid	$—	$—
Unpaid Interest Carryover	$—	$—
Principal Paid	$81,139,958.83	$—
Ending Principal Balance	$381,124,383.37	$46,071,000.00
Paydown Factor	0.131784893	0.000000000
Ending Balance Factor	0.619009880	1.000000000

Trust 2002-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005

VIII. 2002-1 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$508,335,342.20
	Current Adjusted Pool Balance	$427,195,383.37
	Current Principal Due	$81,139,958.83
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$81,139,958.83

	Principal Paid	$81,139,958.83
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,501,922.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	2,750,719.46

	Balance Available	$4,252,641.46
	Required Reserve Acct Balance	$1,501,922.00
	Release to Excess Distribution Certificateholder	$2,750,719.46
	Ending Reserve Account Balance	$1,501,922.00

Trust 2002-1 Quarterly Servicing Report: Collection Period 07/01/2005 — 09/30/2005, Distribution Date 10/25/2005